Exhibit 10.3

Lease Contract

Lessor (hereinafter referred to as Party A): Xuemei Chen
Lessee (hereinafter referred to as Party B): China Unitech Group, Inc.

Party A and B have reached an agreement through friendly consultation to conclude the following contract.

1. Location of the premises
Party A will lease to Party B the premises and attached facilities owned by itself which is located at and in good condition for No. 1 Xinxin Garden, Fangjicun, Xudong Road, Wuchang, Wuhan, Hubei Provice, China 430062.

2. Size of the premises
The registered size of the leased premises is 300 square meters (Gross size).

3. Lease term
The lease term will be from Nov. l, 2008 to Nov. 1, 2009 .

4. Rental
Amount: the rental will be $10,000. The installment will be paid before Nov. 1, 2008.
In case the rental is more than 30 working days overdue, Party B will pay 0.3 percent of monthly rental as overdue fine every day, if the rental be paid 60 days overdue, Party B will be deemed to have with drawn from the premises and breach the contract. In this situation, Party A has the right to take back the premises and take actions against party B's breach.

5. Obligations of Party A
Party A will provide the premises and attached facilities to Party B for using.
In case the premise and attached facilities are damaged by quality problems, natural damages or accidents, Party A will be responsible to repair and pay the relevant expenses. If Party A can't repair the damaged facilities in two weeks so that Party B can't use the facilities normally, Party B has the right to terminate the contract. Party A will guarantee the lease right of the premises. In case of occurrence of ownership transfer in whole or in part and other accidents affecting the right of lease by party B, party A shall guarantee that the new owner, and other associated ,third parties shall be bound by the terms of this contract. Otherwise, Party A will be responsible to compensate party B's losses.

6. Obligations of Party B
Party B will pay the rental on time.
Party B may add new facilities with Party A's approval. When this contract expires, Party B may take away the added facilities without changing the good conditions of the premises for normal use.
Party B will not transfer the lease of the premises or sublet it without Party A's approval and should take good care of the premises. Otherwise, Party B will be responsible to compensate any damages of the premises and attached facilities caused by its fault and negligence. Party B will use the premises lawfully according to this contract without changing the nature of the premises and storing hazardous materials in it. Otherwise, Party B will be responsible for the damages caused by it Party B will bear the cost of utilities such as telephone communications, water, electricity, cable television and gas on time during the lease term.

7. Termination and dissolution of the contract
Within one month before the contract expires, Party B will notify Party A if it intends to extend the lease. In this situation, two parties will discuss matters over the extension. Under the same terms Party B has the priority to lease the premises.
When the lease term expires, Party B will return the premises and attached facilities to Party A within 10 days. Any belongings left in it without Party A's previous understanding will be deemed to be abandoned by Party B. In this situation, Party A has the right to dispose of it and Party A will raise no objection.
This contract will be effective after being signed by both parties. Any party has no right to terminate this contract without another party's agreement. Anything not covered in this contract will be discussed separately by both parties.

8. Breach of the contract
During the lease term, any party who fails to fulfill any article of this contract without the other party's understanding will be deemed to breach the contract. Both parties agree that the default fine will be $500. In case the default fine is not sufficient to cover the loss suffered by the faultless party, the party in breach should pay additional compensation to the other party.
Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation. In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

9. Miscellaneous
Any annex is the integral part of this contract. The annex and this contract are equally valid.
There are 2 originals of this contract. Each party will hold 1 original.

Other special terms will be listed bellows:

Party A: Xuemei Chen	Party B: China Unitech Group, Inc.

Representative: XUEMEI CHEN	Representative: [CORPORATE SEAL]

Tel: 8681/852	Tel:

Date: Aug, 31 ,2008	Date: Aug.31,2008